Exhibit 20(b)
                 SUPPLEMENTARY FINGERHUT MASTER TRUST DATA
                               SERIES 1998-1


1.   The total amount distributed during 1999    Class A   $60.6999996
     stated on the basis of an original          Class B   $62.9000004
     principal amount of $1,000 per              Class C   $61.7615837
     Certificate:


2.   The amount of such distribution             Class A   $0.0000000
     allocable to Certificate Principal          Class B   $0.0000000
     stated on the basis of an original          Class C   $0.0000000
     principal amount of $1,000 per
     Certificate:


3.   The amount of such distribution             Class A   $60.6999996
     allocable to Certificate Interest stated    Class B   $62.9000004
     on the basis of an original principal       Class C   $61.7615837
     amount of $1,000 per Certificate:


4.   The amount of Principal Collections         Class A   $240,220,029.95
     received in the Collection Account          Class B   $ 36,396,715.43
     during the period from January 23, 1999     Class C   $ 43,676,627.92
     to January 28, 2000 and allocated in        Class D   $ 43,676,627.92
     respect of the Class A Certificates, the Class B Certificates, the Class C
     Certificates and the Class D
     Certificates, respectively:


5.   The amount of Finance Charge Collections    Class A   $103,305,039.19
     processed during the period from January    Class B   $ 15,652,167.35
     23, 1999 to January 28, 2000 and            Class C   $ 18,782,845.70
     allocated in respect of the Class A         Class D   $ 18,782,845.70
     Certificates, the Class B Certificates,
     the Class C Certificates and the Class D
     Certificates, respectively:



6.   The aggregate amount of the:

     Principal Receivables                           $1,568,068,680.75
     Invested Amount                                 $  511,364,000.00
     Class A Invested Amount                         $  337,500,000.00
     Class B Invested Amount                        $    51,136,000.00
     Class C Invested Amount                        $    61,364,000.00
     Class D Invested Amount                        $    61,364,000.00
     Floating Allocation Percentage                        32.6110716%
     Class A Floating Allocation Percentage                21.5232919%
     Class B Floating Allocation Percentage                 3.2610816%
     Class C Floating Allocation Percentage                 3.9133490%
     Class D Floating Allocation Percentage                 3.9133490%

     each as of the end of the day on January
     28, 2000.


7.   The aggregate outstanding balance of
     Receivables which are:

               Current                               $1,430,089,481.16
               30 Days to 59 Days                    $  137,086,018.48
               60 Days to 89 Days                    $   72,574,019.77
               90 Days and Over                      $  252,887,858.64

     as of the end of the day on January 28,
     2000.


8.   The aggregate Investor Default         $ 88,608,954.85
     Amount for the period from January 23,
     1999 to January 28, 2000



9.   The aggregate amount of Class A Investor    Class A   $0.00
     Charge-Offs, Class B Investor Charge-       Class B   $0.00
     Offs, Class C Investor Charge-Offs and      Class C   $0.00
     Class D Investor Charge-Offs for the        Class D   $0.00
     period from January 23, 1999 to January
     28, 2000.


10.  The amount of the Servicing Fee for the     $ 10,393,256.02
     period from January 23, 1999 to January
     28, 2000.


11. The Class A Pool Factor, the Class B Class A Pool Factor 1.000000 Pool Factor and the Class C Pool Factor Class B Pool Factor 1.000000
     as of January 28, 2000:                  Class C Pool Factor 1.000000



12.  The amount of Reallocated Class A           Class A        $0.000
     Principal Collections, Reallocated Class    Class B        $0.000
     B Principal Collections, Reallocated        Class C        $0.000
     Class C Principal Collections and           Class D        $0.000
     Reallocated Class D Principal
     Collections for the period from January
     23, 1999 to January 28, 2000.

13.  The aggregate amount of funds in the        None
     Excess Funding Account and the Pre-
     Funding Account at January 28, 2000.


14.  Whether a Class C Trigger Event has         None
     occurred and if so the Specified Class C
     Reserve Amount.


                 SUPPLEMENTARY FINGERHUT MASTER TRUST DATA
                               SERIES 1998-2


1.   The total amount distributed during 1999    Class A   $62.3000004
     stated on the basis of an original          Class B   $65.1000000
     principal amount of $1,000 per              Class C   $63.2782503
     Certificate:


2.   The amount of such distribution             Class A   $ 0.0000000
     allocable to Certificate Principal          Class B   $ 0.0000000
     principal amount of $1,000 per              Class C   $ 0.0000000
     Certificate:


3.   The amount of such distribution             Class A   $62.3000004
     allocable to Certificate Interest stated    Class B   $65.1000000
     on the basis of an original principal       Class C   $63.2782503
     amount of $1,000 per Certificate:


4.   The amount of Principal Collections         Class A   $240,220,029.95
     received in the Collection Account          Class B   $ 36,396,715.43
     during the period from January 23, 1999     Class C   $ 43,676,627.92
     to January 28, 2000 and allocated in        Class D   $ 43,676,627.92
     respect of the Class A Certificates, the Class B Certificates, the Class C
     Certificates and the Class D
     Certificates, respectively:


5.   The amount of Finance Charge Collections    Class A  $103,305,039.19
     processed during the period from January    Class B  $ 15,652,167.35
     23, 1999 to January 28, 2000 and            Class C  $ 18,782,845.70
     allocated in respect of the Class A         Class D  $ 18,782,845.70
     Certificates, the Class B Certificates,
     the Class C Certificates and the Class D
     Certificates, respectively:



6.   The aggregate amount of the:

     Principal Receivables                           $1,568,068,680.75
     Invested Amount                                 $  511,364,000.00
     Class A Invested Amount                         $  337,500,000.00
     Class B Invested Amount                         $   51,136,000.00
     Class C Invested Amount                         $   61,364,000.00
     Class D Invested Amount                         $   61,364,000.00
     Floating Allocation Percentage                        32.6110716%
     Class A Floating Allocation Percentage                21.5232919%
     Class B Floating Allocation Percentage                 3.2610816%
     Class C Floating Allocation Percentage                 3.9133490%
     Class D Floating Allocation Percentage                 3.9133490%

     each as of the end of the day on January
     28, 2000.


7.   The aggregate outstanding balance of
     Receivables which are:

               Current                               $1,430,089,481.16
               30 Days to 59 Days                    $  137,086,018.48
               60 Days to 89 Days                    $   72,574,019.77
               90 Days and Over                      $  252,887,858.64

     as of the end of the day on January 28,
     2000.


8.   The aggregate Investor Default Amount       $ 88,608,954.85
     for the period from January 23, 1999 to
      January 28, 2000.


9.   The aggregate amount of Class A Investor    Class A   $0.00
     Charge-Offs, Class B Investor Charge-       Class B   $0.00
     Offs, Class C Investor Charge-Offs and      Class C   $0.00
     Class D Investor Charge-Offs for the        Class D   $0.00
     period from January 23, 1999 to January
     28, 2000.


10.  The amount of the Servicing Fee for the     $ 10,393,256.02
     period from January 23, 1999 to January
     28, 2000.


11. The Class A Pool Factor, the Class B Class A Pool Factor 1.000000 Pool Factor and the Class C Pool Factor Class B Pool Factor 1.000000
     as of January 28, 2000:                 Class C Pool Factor 1.000000



12.  The amount of Reallocated Class A           Class A        $0.000
     Principal Collections, Reallocated Class    Class B        $0.000
     B Principal collections, Reallocated        Class C        $0.000
     Class C Principal Collections and           Class D        $0.000
     Reallocated Class D Principal
     Collections for the period from January
     23, 1999 to January 28, 2000.

13.  The aggregate amount of funds in the        None
     Excess Funding Account and the Pre-
     Funding Account at January 28, 2000.


14.  Whether a Class C Trigger Event has         None
     occurred and if so the Specified Class C
     Reserve Amount.